UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 11, 2011, The Compensation Committee of the Board of Directors of Ramtron International Corporation (“the Company”) awarded the Company’s Chief Executive Officer, Eric A. Balzer, a grant of 100,000 shares of the Company’s common stock in the form of a restricted stock award and granted Mr. Balzer a stock purchase option to purchase 250,000 shares of the Company’s common stock. Both grants were made under the Company’s Amended and Restated 2005 Incentive Award Plan and will be priced and effective on July 15, 2011 in accordance with the Company’s practice and policy for such awards. The restricted stock award and stock options will each vest in four equal annual installments beginning on July 15, 2012 and are contingent upon Mr. Balzer being a full-time employee on each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Mark R. Kent
Mark R. Kent
Chief Financial Officer
(Principal Financial Officer and
Duly Authorized Officer of the
Registrant)

Dated: July 14, 2011